Exhibit 10.1

IRONWOOD PHARMACEUTICALS, INC.

AMENDMENT NO. 1 TO AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) is made to the Amended and Restated 2019 Equity Incentive Plan (the “Plan”) of Ironwood Pharmaceuticals, Inc. (the “Company”).

1. The reference to “16,000,000 shares” in the first sentence of Section 4(a) of the Plan is replaced in its entirety with “26,000,000 shares”.

Except as set forth above, all other terms of the Plan shall remain unchanged and in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Plan.

This Amendment was adopted by the Board of Directors of the Company on March 10, 2026 and was approved by the stockholders of the Company on June 16, 2026.